EXHIBIT 99.906CERT

CERTIFICATION

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT

This certification is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2023 of Boston Trust Walden Funds (the “Registrant”) .

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer’s knowledge:

1.	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 4, 2024

/s/Lucia Santini	/s/Jennifer Ellis
Lucia Santini	Jennifer Ellis
President and Principal Executive Officer	Treasurer and Principal Financial Officer
Boston Trust Walden Funds	Boston Trust Walden Funds

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.